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VALIC COMPANY I

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VALIC Company I

Global Real Estate Fund

2929 Allen Parkway

Houston, Texas 77019

December 23, 2015

Dear Participant:

We are writing to inform you about a recent change related to the sub-advisory arrangements for the Global Real Estate Fund (the “Fund”). The Fund is a series of VALIC Company I (“VC I”). At an in-person meeting held on August 3-4, 2015, the Board of Directors of VC I (the “Board”) approved a new investment sub-sub-advisory agreement between Invesco Advisers, Inc. (“Invesco”) and its affiliate, Invesco Asset Management Limited (“IAML”). Invesco and IAML co-sub-advise the Fund with Goldman Sachs Asset Management, L.P. (“GSAM”).

In connection with the appointment of IAML, there were no changes to the Fund’s principal investment strategies and principal investment risks. The appointment of IAML did not result in a change to the expenses payable by the Fund. Invesco and GSAM continue to serve as sub-advisers to the Fund.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Fund, IAML, and the terms of the investment sub-sub-advisory agreement, which the Board has approved.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
VALIC Company I

VALIC Company I

2929 Allen Parkway

Houston, Texas 77019

Global Real Estate Fund (the “Fund”)

INFORMATION STATEMENT

REGARDING THE APPOINTMENT OF A

SUB-SUB-ADVISER FOR THE FUND

You have received this information statement because on October 31, 2015, you owned interests in the Fund within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Board of Directors (the “Board”) of VALIC Company I (“VC I”) to appoint Invesco Asset Management Limited (“IAML”) as a sub-sub-adviser of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND

YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At an in-person meeting held on August 3-4, 2015, the Board, including a majority of the directors who are not interested persons of VC I, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved an Investment Sub-Sub-Advisory Agreement (the “Sub-Sub-Advisory Agreement”) between Invesco Advisers, Inc. (“Invesco”) and its affiliate, IAML, with respect to the Fund. Invesco and IAML co-sub-advise the Fund with Goldman Sachs Asset Management, L.P. (“GSAM”).

VC I has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows The Variable Annuity Life Insurance Company (“VALIC”), subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of a Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-sub-adviser and the sub-sub-advisory agreement within 90 days of the hiring of the new sub-sub-adviser. This information statement is being provided to you to satisfy this requirement.

This information statement is being posted on or about December 23, 2015, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on October 31, 2015 (the “Record Date”) at https://www.valic.com/prospectuses-reports_3240_424368.html.

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at an in-person meeting held on August 3-4, 2015. VALIC is an indirect, wholly-owned subsidiary of American International Group, Inc.

VALIC is the adviser to the Fund and oversees the day-to-day operations of the Fund and supervises the purchase and sale of the Fund’s investments. VALIC employs sub-advisers who make investment decisions for the Fund although VALIC retains the responsibility for the overall management of the Fund. VALIC monitors the sub-advisers and compares the Fund’s performance with relevant market indices and other funds with comparable investment objectives and strategies. VALIC also monitors each sub-adviser’s compliance with the policies and procedures of the Fund and regularly provides reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended the appointment of IAML to the Board.

For the fiscal year ended May 31, 2015, the Fund paid VALIC advisory fees based on its average monthly net assets pursuant to the Advisory Agreement as follows:

As of May 31, 2015

Fund	Advisory Fees	% Average Monthly Net Assets
Global Real Estate Fund	0.72%	$3,570,652

In connection with the appointment of IAML, there were no changes to the Fund’s principal investment strategies and principal risks.

The Sub-Sub-Advisory Agreement with IAML

Effective September 28, 2015, and subject to the supervision of VALIC and Invesco, IAML manages the investment and reinvestment of a portion of the Fund’s assets assigned to Invesco. IAML has agreed to discharge its duties under the Sub-Sub-Advisory Agreement in a manner consistent with the Fund’s investment objectives, policies and restrictions. IAML may place trades through brokers of its choosing and will take into consideration the quality of the brokers’ services and execution. The Sub-Sub-Advisory Agreement provides that IAML shall not be subject to liability to VALIC, Invesco, or the Fund, for any act or omission in rendering services under the Sub-Sub-Advisory Agreement, or for any losses sustained in connection with, among other things, the purchase, holding, or sale of any portfolio security, investment contract or other instrument for the Fund’s portfolio, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties.

The Sub-Sub-Advisory Agreement shall continue in effect for an initial two year term beginning September 28, 2015. Thereafter, the continuance of the Sub-Sub-Advisory Agreement must be approved annually in the manner required by the 1940 Act and the rules thereunder. The Sub-Sub-Advisory Agreement terminates automatically upon its assignment. The Sub-Sub-Advisory Agreement may also be terminated: (a) by any party upon the occurrence of material breach of the terms of the Agreement by the other party that remains uncured for a period of thirty (30) days after notice of such breach has been given by the terminating party; or (b) IAML may terminate the agreement upon ninety (90) days’ notice if the Fund materially changes its investment objectives, policies or restrictions and the cost of performance hereunder by IAML is increased. The Sub-Sub-Advisory Agreement will not result in an increase in fees to shareholders of the Fund as Invesco, and not the Fund, is responsible for all fees payable pursuant to the Sub-Sub-Advisory Agreement. The Sub-Sub-Advisory Agreement is attached to this Information Statement as Exhibit A.

For the most recent fiscal year ended May 31, 2015, VALIC received advisory fees from the Fund in the amount of $3,570,652, or 0.72% of the Fund’s average daily net assets for the period. During the same period, VALIC paid sub-advisory fees to Invesco and GSAM in the aggregate amounts of $971,374 and $1,510,956, respectively, or 0.20% and 0.30% of average daily net assets, and retained $1,088,322 of its advisory fee. If IAML had served as sub-sub-adviser to the Fund for the 2015 fiscal year, VALIC would have paid the same amount of sub-advisory fees and retained the same amount of its advisory fee, since Invesco pays the sub-sub-advisory fee to IAML out of the sub-advisory fee it receives from VALIC.

Factors Considered by the Board of Directors

Approval of the Sub-Sub-Advisory Agreement

In connection with the approval of the Sub-Sub-Advisory Agreement, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the Sub-Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of the services to be provided to the Fund by IAML; (2) the sub-advisory fees charged in connection with Invesco’s management of the Fund, compared to sub-advisory fee rates of a group of funds with similar investment objectives, as selected by an independent third-party provider of investment company data (“Subadvisory Expense Universe”); (3) the investment performance of the Fund compared to the performance of comparable funds as selected by an independent third-party provider of investment company data (“Performance Group/Universe”) and against the Fund’s benchmark; (4) the investment performance of a comparable fund and a composite of comparable accounts managed by Invesco; (5) the costs of services and the benefits potentially to be derived by IAML; (6) whether the Fund will benefit from possible economies of scale from engaging IAML; (7) the anticipated profitability of IAML and its affiliates; (8) information regarding IAML’s compliance and regulatory history; and (9) the terms of the proposed Sub-Sub-Advisory Agreement.

In considering whether to approve the Sub-Sub-Advisory Agreement, the Board took into account a presentation made by management at the August 3-4, 2015 in-person meeting during which management responded to questions posed by the Board. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the Sub-Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, quality and extent of services to be provided to the Fund by IAML. The Board reviewed information provided by IAML relating to its operations and personnel. The Board also took into account their knowledge of Invesco’s management, operations and the quality of its performance based on the Board’s experiences with Invesco, which currently sub-advises the Fund and certain other funds in the VALIC fund complex. The Board also noted that IAML’s management of the Fund will be subject to the oversight of VALIC and Invesco, and must be made in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information.

The Board considered information provided to them regarding the services to be provided by IAML. The Board noted that IAML will (i) determine the securities to be purchased or sold on behalf of a portion of the Fund’s assets assigned to Invesco; (ii) provide VALIC with records concerning its activities, which VALIC or the Fund is required to maintain; and (iii) render regular reports to VALIC and to officers and Directors of the Fund concerning its discharge of the foregoing responsibilities. The Board reviewed IAML’s history and investment experience as well as information regarding the qualifications, background and responsibilities of IAML’s investment and compliance personnel who would provide services to the Fund. The Board also took into account the financial condition of IAML. The Board also considered IAML’s brokerage practices. The Board also considered IAML’s risk management processes and regulatory history, including information regarding whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the advisory services to be provided by IAML were expected to be satisfactory and that there was a reasonable basis to conclude that IAML would provide a high quality of investment services to the Fund.

Fees and Expenses; Investment Performance. The Board received and reviewed information regarding the fees proposed to be charged for sub-advisory services compared against the fees of the funds in its Subadvisory Expense Universe. The Board noted that VALIC negotiated the sub-advisory fee with Invesco at arm’s length. The Board also considered that the sub-advisory fees will be paid by VALIC out of the advisory fees it receives from the Fund, that the sub-advisory fees are not paid by the Fund, and that sub-advisory fees may vary widely for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. In turn, the Board noted that neither the Fund nor VALIC will pay IAML’s fees directly, and that Invesco will pay IAML’s sub-sub-advisory fee out of the fee it receives from VALIC. Therefore, the Board considered that the engagement of IAML will not result in any change to the management fee paid by the Fund to VALIC or to the sub-advisory fee paid by VALIC to Invesco. The Board noted that Invesco does not manage any sub-advisory or sub-sub-advisory accounts that are comparable to the Fund. The Board also considered that the sub-advisory fee rate payable to Invesco contains breakpoints. The Board also took account of management’s discussion of the Fund’s proposed sub-sub-advisory fees and concluded in light of all factors considered that such fees were reasonable.

The Board received and reviewed information prepared by management and by an independent third-party regarding the Fund’s investment performance compared against its benchmark and Performance Group/Universe. The Board noted that performance information provided by the independent third-party was for the period ended April 30, 2015 and that benchmark information provided by management was through the period ended June 30, 2015. The Board noted that it regularly reviews the performance of the Fund throughout the year. The Board further noted that, although it monitors the Fund’s performance closely, it generally attaches more importance to performance over relatively long periods of time, typically three to five years. The Board considered that the Fund outperformed its Lipper peer index and the median of its Performance Universe for the one-, three- and five- year periods. The Board also considered that the Fund equaled the median of its Performance Group for the one-year period and outperformed the median of its Performance Group for the three- and five-year periods. The Board also considered that the Fund outperformed its benchmark for the one-year period and underperformed its benchmark for the three- and five-year periods. The Board also considered information provided by Invesco regarding the performance of a comparable fund and a composite of comparable accounts managed by Invesco.

Cost of Services and Indirect Benefits/Profitability. The Board considered the cost of services and profits expected to be realized in connection with the approval of the Sub-Sub-Advisory Agreement. The Board considered that because the fees payable to IAML are paid directly by Invesco from the sub-advisory fees it receives from VALIC, any indirect costs or benefits derived by VALIC or Invesco as a result of the engagement of IAML are de minimis. The Board also concluded that the anticipated profitability of IAML from its relationship with the Fund was not material to their deliberations with respect to consideration of approval of the Sub-Sub-Advisory Agreement.

Economies of Scale. For similar reasons as stated above with respect to IAML’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in IAML’s management of the Fund are not a material factor to the approval of the Sub-Sub-Advisory Agreement, although the Board noted that the Fund has breakpoints at the sub-advisory fee level.

Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the Sub-Sub-Advisory Agreement including the duties and responsibilities to be undertaken. The Board also reviewed the terms of payment for services rendered by IAML and noted that Invesco, and not the Fund or VALIC, would compensate IAML out of the sub-advisory fees it receives from VALIC. The Board noted that the Sub-Sub-Advisory Agreement provides that IAML shall be responsible for the reasonable costs and expenses associated with the provision of the services contemplated under the Sub-Sub-Advisory Agreement. The Board also considered the termination and liability provisions of the Sub-Sub-Advisory Agreement and other terms contained therein. The Board concluded that the terms of the Sub-Sub-Advisory Agreement were reasonable.

Conclusions. In reaching its decision to approve the Sub-Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that IAML possesses the capability and resources to perform the duties required of them under the Sub-Sub-Advisory Agreement.

Information about IAML

IAML is located at Perpetual Park, Perpetual Park Drive, Henley-on-Thames, Oxfordshire, RG9 1HH, United Kingdom. IAML is an affiliate of Invesco. As of June 30, 2015, Invesco and its affiliates managed approximately $803.6 billion in assets. Invesco is not affiliated with VALIC. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with, Invesco or its affiliates since the beginning of the most recent fiscal year.

The following chart lists the principal executive officers of IAML and their principal occupations. The business address of each officer and director is Perpetual Park, Perpetual Park Drive, Henley-on-Thames, Oxfordshire, RG9 1HH, United Kingdom.

Name	Position with IAML and Principal Occupation
Mark Armour	Senior Managing Director and Head of EMEA
Nick Mustoe	Chief Investment Officer of Invesco Perpetual
Colin Fitzgerald	Head of EMEA Institutional
Sybille Hofmann	Head of EMEA Operations
Paul Joubert	Managing Director-Transactions Europe
Graeme Proudfoot	Managing Director-EMEA

IAML provides investment advisory services to other funds and/or accounts, which have investment strategies and/or objectives similar to that of the Fund. While the investment strategies of these other funds and/or accounts may be similar to that of the Fund, the nature of services provided by IAML may be different. For example, IAML provides sub-advisory services to the Fund, while it may provide investment advisory services to these other funds and/or accounts. As a sub-adviser, IAML may perform a more limited set of services and assume fewer responsibilities for the Fund than it does for these other funds and/or accounts.

IAML does not currently sub-advise another mutual fund with a similar strategy, however, Invesco is the adviser of the Invesco Real Estate Fund, which has a similar strategy to the Fund. Please refer to the current fund prospectus or see below for the Invesco Real Estate Fund shareholder fee information.

As of October 31, 2015:

Comparable Fund:	Management Fee (% of average daily net assets):	Total Net Assets (millions):
Invesco Real Estate Fund	0.750% on the first $250 million 0.740% on the next $250 million 0.730% on the next $500 million 0.720% on the next $1.5 billion 0.710% on the next $2.5 billion 0.700% on the next $2.5 billion 0.690% on the next $2.5 billion 0.680% on assets over $10 billion	$2,194,097,893	*

*	Total net assets are as of October 31, 2015.

Other Service Agreements

VC I has entered into an Administrative Services Agreement with SunAmerica Asset Management, LLC (“SAAMCo”) to provide certain accounting and administrative services to the Fund. VC I has entered into a Transfer Agency and Service Agency Agreement with VALIC Retirement Services Company (“VRSCO”) to provide transfer agent services to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended May 31, 2015, pursuant to the Administrative Services Agreement and Transfer Agency and Service Agency Agreement, the Fund paid SAAMCo $332,859 and VRSCO $2,731, respectively.

SAAMCo, the Fund’s administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, is located at 21650 Oxnard St., Suite 750, Woodland Hills, CA 91367-4997. ACS is an affiliate of VALIC.

Brokerage Commissions

The Fund did not pay brokerage commissions to its affiliates for the fiscal year ended May 31, 2015.

ANNUAL REPORTS

Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:

•	write to:

Kathleen D. Fuentes, Secretary

VALIC Company I

2929 Allen Parkway

Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.valic.com

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Kathleen D. Fuentes, Esq., Vice President and Secretary of VALIC Company I, Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey, 07311-4492.

OWNERSHIP OF SHARES

As of the Record Date, there were approximately 523,185,136 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

EXHIBIT A

INVESTMENT SUB-SUB-ADVISORY AGREEMENT

This AGREEMENT is made and entered in this 28th day of September, by and among, INVESCO ADVISERS, INC., a Delaware corporation and registered investment adviser (the “Sub-Adviser”) and INVESCO ASSET MANAGEMENT LIMITED, a company incorporated in England and Wales, authorized and regulated by the Financial Conduct Authority and a registered investment adviser (the “Sub-Sub-Adviser”), each, a “party”.

RECITALS

WHEREAS, the Global Real Estate Fund (the “Fund”) is a series portfolio of VALIC Company I (the “VC I”), a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, diversified management investment company; and

WHEREAS, The Variable Annuity Life Insurance Company, a Texas corporation and registered investment adviser (the “Adviser”) and Sub-Adviser are parties to a certain Investment Sub-Advisory Agreement, dated December 20, 2004, as amended, pursuant to which the Sub-Adviser acts as the investment manager with respect to certain series portfolios of the VC I, including the Fund; and

WHEREAS, the Adviser and Sub-Adviser desire to retain the Sub-Sub-Adviser to provide certain investment management services with respect to the Fund upon the terms and conditions set forth below; and

WHEREAS, the parties acknowledge that the services provided by the Sub-Sub-Adviser shall be understood to include the service of ‘portfolio management’ under the Markets in Financial Instruments Directive (2004/39/EC), the MiFID Implementing Regulations (Regulations no.1287/2006) and the MiFID Implementing Directive (2006/73/EC), as the same may be supplemented, amended or superseded from time to time (collectively “MiFID”); and

WHEREAS, the parties acknowledge that the Sub-Sub-Adviser and the investment advisory services which are the subject of this Agreement are subject to regulation under MiFID; and

WHEREAS, the Board of Directors of VC I, including a majority of the Directors who are not interested persons of VC I, as determined in accordance with the 1940 Act (the “disinterested Directors”), have approved the retention of the Sub-Sub-Adviser to provide the investment management services contemplated herein;

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

APPOINTMENT. The Sub-Adviser hereby appoints the Sub-Sub-Adviser to act as discretionary investment manager with respect to the Fund for the period and pursuant to the terms and conditions set forth herein. The Sub-Sub-Adviser accepts such appointment and agrees to provide the services contemplated herein, pursuant to the terms and conditions set forth and for the compensation described herein.

2.	Duties of Sub-Sub-Adviser.

(a)

Subject to the supervision of the Adviser and Sub-Adviser, the Sub-Sub-Adviser shall develop and implement an investment program for the Fund that is consistent with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and Statement of Additional Information, as they may be amended from time to time; provided, however, that the Sub-Sub-Adviser shall not be responsible for compliance with any amendments to such prospectus or Statement of Additional Information until such time as the Sub-Sub-Adviser shall have been given actual notice of such amendment (s)

and a reasonable opportunity to implement changes in the Fund’s investment program. For the avoidance of doubt, the Sub-Sub-Adviser is being appointed as delegate to the Sub Adviser, and will undertake all services contemplated by this Agreement as agent of the Fund, Adviser and Sub-Adviser as the case may be.

(b)

The Sub-Sub Adviser shall exercise discretion with respect to the selection of investments for the Fund’s portfolio, the disposition of such investments, the selection of brokers to be used in connection with the trading and settlement of transactions for the Fund. In connection with the placement of orders with brokers and dealers which involve transactions for the Fund, the Sub-Sub-Adviser shall attempt to obtain the best net result in terms of price and execution, consistent with its obligations under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and applicable rules and guidance issued by the Securities and Exchange Commission (the “SEC”) and its staff thereunder.

(c)

In effecting transactions for the Fund on behalf of the Adviser and Sub Adviser, the Sub-Sub Adviser may at its absolute discretion deal with or for the Fund’s portfolio as agent and shall at all times seek best execution, consistent with its obligations under the Rules of the Financial Conduct Authority (the “FCA Rules”). The Sub-Sub-Adviser may match orders of the Fund, Adviser or Sub Adviser with an order from another client by acting as agent for both parties and may deal on such markets or exchanges as it thinks fit. The Sub-Sub-Adviser may arrange for any transaction to be effected with or through the agency of any other company within the group comprising Invesco Ltd, its subsidiaries and associated companies (“Invesco Group Company”) or with or through the agency of any other person. The Sub Adviser agrees that all transactions will be effected in accordance with the rules and regulations of the relevant market or exchange, and that the Sub-Sub-Adviser may take all such steps as may be required or permitted by such rules and regulations and/or by appropriate market practice.

(d)

Consistent with the obligations set forth above, the Sub-Sub-Adviser may, in its discretion, place orders which involve transactions for the Fund with brokers and dealers who sell shares of the Fund and/or provide the Fund, Adviser, Sub-Adviser, or Sub-Sub-Adviser with research, analysis, advice or similar services. The Sub-Sub-Adviser may pay brokers and dealers in return for research and analytic services a higher commission or spread than may be charged by other brokers or dealers, subject to the Sub-Sub-Adviser determining in good faith that such commission or spread is reasonable either in terms of (i) the particular transaction or (ii) the overall responsibility of the Sub-Sub-Adviser to the Fund and its other clients to ensure that the total commissions or spreads paid by each client are reasonable in relation to the benefits to such client over the long term.

(e)

In no instance will securities held by or being acquired for the Fund be purchased from or sold to the Sub-Sub-Adviser, or any affiliated person of the Sub-Sub-Adviser or the Fund, except in accordance with the 1940 Act, the Advisers Act, and applicable rules, guidance and exemptive orders issued by the SEC and its staff thereunder.

(f)

Whenever the Sub-Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts managed by the Sub-Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed by the Sub-Sub-Adviser to be equitable to each account in accordance with the requirements of the FCA Rules. An individual aggregated transaction may operate to the disadvantage of the Fund’s portfolio, on some occasions.

(g)

On some occasions, the Sub-Sub-Adviser may place an order to buy or sell a financial instrument at a specified price limit or better and for a specified size (“limit order”), with the purpose of conducting a transaction in securities in relation to the Fund. The FCA Rules may require the Sub-Sub-Adviser to make such limit orders public in certain circumstances, subject to any express instructions that the Fund, Adviser or Sub-Adviser may give. By signing this Agreement, the Sub-Adviser will have given an express instruction to the Sub-Sub-Adviser not to make public such limit orders (unless the Sub-Sub-Adviser decides in its discretion that such publication is in the Sub-Adviser’s best interests, in accordance with the obligation of best execution or as otherwise required by applicable law or regulation).

(h)

The Sub-Sub-Adviser shall act on instructions received from the Adviser or Sub-Adviser, to the extent that such instructions are not inconsistent with the Sub-Sub-Adviser’s fiduciary duties, applicable law, or any obligations to the Fund hereunder.

(i)

The Sub-Sub-Adviser shall keep all records and other information relative to the Fund as confidential and proprietary information of the Fund, and will not sure such records of information for any purpose other than in connection with the performance of its responsibilities hereunder; provided, however, that after prior notification to the Sub-Adviser, Adviser and the Fund, the Sub-Sub-Adviser may disclose records or information relative to the Fund when directed by order of a court or regulatory authority.

3.	Execution Policy and Dealing Commission.

a.

The Sub-Adviser hereby confirms that it consents to the Sub-Sub-Adviser’s Order Execution Policy (the “Execution Policy”). In particular, the Sub-Adviser agrees that the Sub-Sub-Adviser may trade outside of a regulated market or a Multilateral Trading Facility. The Sub-Sub-Adviser may provide an update of the information contained in the Execution Policy at any time by written notice to the Sub-Adviser. Such an update shall only be required, however, where there is a material change to the Execution Policy that is relevant to a service being provided to the Fund, Adviser and Sub-Adviser.

b.

The Sub-Adviser hereby confirms that it has read and understood the Execution Policy. In particular the Sub-Adviser gives its prior express consent to the Sub-Sub-Adviser conducting trades outside a regulated market or MTF (as such terms are defined by the FCA Rules), where otherwise permitted by this Agreement. The Sub-Sub-Adviser may execute orders in this way when fulfilling its function under this Agreement.

c.

In effecting transactions for the Fund, Adviser or Sub-Adviser, the Sub-Sub-Adviser will comply with its obligations under the FCA Rules to obtain the best possible result when executing transactions or placing orders with other entities in accordance with the Sub-Sub-Adviser’s Execution Policy.

d.

Specific instructions from the Sub-Adviser in relation to the execution of orders may prevent the Sub-Sub-Adviser from taking the steps it has designed and implemented in its Execution Policy to obtain the best possible result for the execution of such orders in respect of the elements of execution covered by the instructions.

e.

The Sub-Sub-Adviser’s policy regarding its dealing arrangements, including the details of the goods and services that relate to the execution of trades and those which relate to the provision of research is available upon request. The Sub-Sub-Adviser shall provide the Sub-Adviser with adequate information regarding its Dealing Arrangements, including the details of the goods and services that relate to the execution of trades and those which relate to the provision of research, where relevant, at least annually, in accordance with the FCA Rules.

4.	Conflicts of interest.

a.

The Sub-Sub-Adviser and any Invesco Group Company may effect transactions in which the Sub-Sub-Adviser, any Affiliate, another client of the Sub-Sub-Adviser or of an Invesco Group Company has, directly or indirectly, a material interest or a relationship of any description with another party, which involves or may involve a potential conflict with the Sub-Sub-Adviser’s duty to the Sub-Adviser. The Sub-Sub-Adviser will seek to ensure that such transactions are effected on terms which are not materially less favorable to the Sub-Adviser than if the conflict or potential conflict had not existed. Any conflicts which the Sub-Sub-Adviser is not able to manage effectively shall be disclosed as soon as reasonably practicable by the Sub-Sub-Adviser to the Sub-Adviser. Neither the Sub-Sub-Adviser nor any Affiliate shall be liable to account to the Sub-Adviser for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions, or to disclose the same or the identity of any other client or counterparty involved in such transactions, nor will the Sub-Sub-Adviser’s fees, unless otherwise provided, be abated.

b.

The Sub-Sub-Adviser’s conflicts of interest policy sets out the types of actual or potential conflicts of interest which affect the Sub-Sub-Adviser’s business and provides details of how these are managed (the “Conflicts of Interest Policy”). The Conflict of Interest Policy is available to the Sub-Adviser on request.

c.

The relationship between the Sub-Adviser and the Sub-Sub-Adviser is as described in this Agreement. The Sub-Sub-Adviser will act as the agent of the Sub-Adviser and the Sub-Adviser will therefore be bound by the actions of the Sub-Sub-Adviser taken on the Sub-Adviser’s behalf in accordance with the terms of this Agreement. Nevertheless, nothing in this Agreement, none of the services to be provided hereunder, nor any other matter shall:

i.	‘oblige the Sub-Sub-Adviser or any Affiliate to accept responsibilities more extensive than those set out in this Agreement; or

ii.	give rise to any fiduciary or equitable duties which would prevent or hinder the Sub-Sub-Adviser or any Affiliate from either:

1.	performing the Investment Management Service or other services pursuant to this Agreement or any other client agreement of the Sub-Sub-Adviser of any Affiliate; or

2.	effecting transactions with or for the Sub-Adviser or for any other client of the Sub-Sub-Adviser or any Affiliate.

5.

Derivatives. Any transactions in financial instruments undertaken for the Fund may include over-the-counter or exchange-traded derivatives (including contingent liability transactions where the Sub-Adviser, Adviser or Fund may be liable to make further payments), where permitted by the investment guidelines. Any transactions in derivatives shall be subject to the provisions of Schedule 1.

6.

Expenses of the Fund. The Sub-Adviser shall be responsible for the reasonable costs and expenses associated with the provision of the services contemplated herein; provided, however, that the Fund shall be responsible for the cost associated with the purchase or sale of any security or investment contract or other instrument for the Fund’s portfolio and the fees, expenses and costs associated with all other aspects of the Fund’s operations.

7.

Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Sub-Adviser will pay the Sub-Sub-Adviser a fee in accordance with the current Invesco Transfer Pricing Policy. Such fee shall be computed weekly and paid monthly to Sub-Adviser on or before the last business day of the next succeeding calendar month. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

8.

Services Not Exclusive. The services to be provided by the Sub-Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Sub-Adviser shall be free to provide similar services to other clients so long as the provision of such services to such other clients does not impair the Sub-Sub-Adviser’s ability to provide the services contemplated hereunder. Nothing contained herein shall be construed to limit or restrict the right of any director, officer or employee of Sub-Sub-Adviser (who may also be a director, officer or employee of the Sub-Adviser) to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature of a dissimilar nature.

9.

Compliance with Applicable Law. The Sub-Sub-Adviser shall comply with all applicable laws, rules and regulations in the discharge or its obligations hereunder, specifically including, but not limited to Rule 17j-1, under the 1940 Act.

10.

Term and Approval. This agreement shall become effective upon approval by Board of Directors of the VC I, including a majority of disinterested Directors, and shall thereafter continue in force and effect for two (2) years and may be continued from year to year thereafter, provided that such continuation is specifically approved at least annually by the Board of Directors of VC I, including a majority of the disinterested Directors.

11.

Risk Warnings. By signing this Agreement, the Sub-Adviser confirms that it has read and understood the risk warnings provided by the Sub-Sub-Adviser, which provide a warning of certain risks associated with investments which may be held in the Fund’s portfolio.

12.	Termination. This Agreement shall automatically terminate in the event of its assignment, as defined in Section 2(a)(4) of the 1940 Act. The Agreement may also be terminated:

(a)

by any party upon the occurrence of material breach of the terms of the Agreement by the other party that remains uncured for a period of thirty (30) days after notice of such breach has been given by the terminating party; or

(b)

the Sub-Sub-Adviser may terminate the agreement upon ninety (90) days notice if the Fund materially changes its investment objectives, policies or restrictions and the cost of performance hereunder by the Sub-Sub-Adviser is increased.

13.

Liability of the Sub-Sub-Adviser. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties hereunder on the part of the Sub-Sub-Adviser or any of its officers, directors or employees, the Sub-Sub-Adviser shall not be subject to liability to the Sub-Adviser, Adviser or Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or investment contract or other instrument for the Fund’s portfolio.

14.

Notices. Any notices under this Agreement shall be given in writing, addressed and delivered or mailed, postage paid, to such address as may be designated for the receipt of such notice, with a copy to the Adviser and the Fund. The respective addresses for the delivery of such notices are as follows:

If to the Sub-Adviser:

Invesco Advisers, Inc.

11 Greenway Plaza

Houston, Texas 77046

Copy to: John M. Zerr, General Counsel

If to the Sub-Sub-Adviser:

Invesco Asset Management Limited

125 London Wall

London EC2Y 5ASUnited Kingdom

Attention: Head of Legal

Copy to: Sub-Adviser

15.

Applicable Law. This Agreement shall be construed in accordance with the laws of State of Texas (without regard to conflict or choice of law provisions), the 1940 Act, the Advisers Act, and applicable rules, guidance and exemptive orders issued by the SEC and its staff thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 28th day of September 2015.

INVESCO ADVISERS, INC.

By:	/s/ Brian Thorp
Name:	Brian Thorp
Title:	Vice President

INVESCO ASSET MANAGEMENT LIMITED

By:	/s/ Graeme Proudfoot
Name:	Graeme Proudfoot
Title:	Director

VALIC COMPANY I

2929 Allen Parkway

Houston, Texas 77019

Global Real Estate Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

https://www.valic.com/prospectuses-reports_3240_424368.html

This Notice is to inform you that an information statement (the “Information Statement”) regarding a change to the Fund’s subadvisory arrangements is now available at the website referenced above. The Fund is a series of VALIC Company I (the “Company”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the changes.

As discussed in the Information Statement, at an in-person meeting held on August 3-4, 2015, the Board, including a majority of the directors who are not interested persons of the Company, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved an Investment Sub-Sub-Advisory Agreement (the “Sub-Sub-Advisory Agreement”) between Invesco Advisers, Inc. (“Invesco”) and its affiliate, IAML, with respect to the Fund. Invesco and IAML co-sub-advise the Fund with Goldman Sachs Asset Management, L.P. (“GSAM”).

The Company has received an exemptive order from the Securities and Exchange Commission which allows the Fund’s adviser, subject to certain conditions, to enter into and materially amend subadvisory agreements without obtaining shareholder approval. As required by this exemptive order, a fund is required to provide information to shareholders about a new subadviser or change in an existing subadvisory agreement within 90 days of the hiring of any new subadviser or change in any existing subadvisory agreement. The Information Statement is designed to satisfy this requirement.

This Notice is being mailed on or about December 23, 2015, to all participants in a contract who were invested in the Portfolio as of the close of business on October 31, 2015. A copy of the Information Statement will remain on our website until at least December 23, 2016, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing the Trust at P.O. Box 15570, Amarillo, TX 79105-5570 or by calling 1-800-448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Trust at forms.request@valic.com. You can request a complete copy of the Information Statement until December 23, 2016. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.